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                                                                   Exhibit 10.7


                        ENVIRONMENTAL INDEMNITY AGREEMENT
                        ---------------------------------

     THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this "AGREEMENT") is made as of September 27, 1996 by Alkermes, Inc. ("ALKERMES") and Alkermes Controlled Therapeutics Inc. II ("MORTGAGOR") (Alkermes and Mortgagor being hereinafter referred to collectively as "INDEMNITORS" and individually as an "INDEMNITOR") for the benefit of FLEET NATIONAL BANK ("BANK").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Mortgagor is the owner of certain real property located in Clinton County, Ohio, more particularly described in EXHIBIT A attached hereto and incorporated herein by this reference (the "LAND") (the Land, together with all improvements now or hereafter located in, on or under the Land, collectively, the "PROPERTY");

     WHEREAS, Bank has agreed to make a $5,000,000 term loan (the "Ohio Term Loan") to Indemnitors pursuant to a letter agreement of even date (as amended from time to time, the "LOAN AGREEMENT");

     WHEREAS, Mortgagor's obligations under the Loan Agreement and the related $5,000,000 promissory note (the "Ohio Term Note") are secured by, among other things, that certain Mortgage and Security Agreement of even date from Mortgagor to Bank conveying the Property (together with all amendments, modifications, consolidations, increases, supplements and extensions thereof, the "MORTGAGE");

     WHEREAS, as a condition to making the Ohio Term Loan, Bank requires Indemnitors to provide certain indemnities concerning Hazardous Materials (as hereinafter defined) presently upon, in or under the Property, or hereafter placed or otherwise located thereon or therein; and

     WHEREAS, Indemnitors have agreed to provide this Agreement for Bank's benefit.

     NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank, by its acceptance of delivery hereof, and Indemnitors hereby jointly and severally agree as follows:

     1. DEFINITIONS. The following definitions shall apply for purposes of this
Agreement:

          (a) "ENVIRONMENTAL EVENT" shall have the meaning ascribed to such term in the Mortgage.

          (b) "ENVIRONMENTAL LAW" shall mean any federal, state or local statute, regulation or ordinance, whether now existing or hereafter enacted, promulgated or issued, with respect to any Hazardous Materials, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes, and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. [Section] 9601 ET SEQ.); (ii) the Resource Conservation and Recovery